Camber Energy, Inc. 8-K

Exhibit 10.2

PROMISSORY NOTE NO. 2

US $800,000	Effective December 31, 2019

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Lineal Star Holdings, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of Camber Energy, Inc., a Nevada corporation and its assigns (“Holder”), the principal sum of Eight Hundred Thousand Dollars and No Cents (US $800,000) (the “Principal”), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note No. 2 (this “Note” or “Promissory Note No. 2”) has an effective date of December 31, 2019 (the “Effective Date”). This Note is entered into to evidence amounts loaned from the Holder to the Company pursuant to the terms of that certain Preferred Stock Redemption Agreement by and between the Company, the Holder, Lineal Industries Inc., Lineal Star Incorporated, and the holders of the Series E Redeemable Convertible Preferred Stock and Series F Redeemable Preferred Stock of the Holder, dated on or around December 31, 2019 (the “Redemption Agreement”). Concurrently with its entry into this Note, the Company and Holder have entered into a Promissory Note in the principal amount of $1,539,719, to evidence further amounts owed by the Company to the Holder (the “Other Note”). Certain capitalized terms used below, but not otherwise defined, have the meanings given to such terms in the Redemption Agreement.

1.         Interest (“Interest”) shall accrue on the principal amount of this Note outstanding from time to time at the rate of eight percent (8%) per annum (the “Interest Rate”), accruing from the Effective Date until the Maturity Date. All Interest payable hereunder shall be calculated by multiplying the actual days elapsed in the period for which Interest is being calculated by a daily rate based on the Interest Rate (or Default Rate, as applicable) and a 365 day year. Interest shall be due and payable quarterly, in arrears, within five (5) Business Days of the end of each calendar quarter that this Note is outstanding, beginning on March 31, 2020 and continuing through the Maturity Date. All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of eighteen percent (18%) per annum; and (b) the Maximum Rate, until paid in full (the “Default Rate”).

2.         The “Maturity Date”, when the entire amount of this Note (Principal and accrued but unpaid Interest) is required to be paid in full, shall be the earlier of (a) December 31, 2021; and (b) the date that Holder has effected an Acceleration (as defined below).

3.         Notwithstanding any of the forgoing, all payments of interest and principal under this Note shall be suspended, and during such time additional interest shall not accrue, upon the Holder’s failure to pay any of its Indemnification Obligations provided for in the Redemption Agreement when due.  Payments will commence upon the payment in full of the Holder’s Indemnification Obligations then due; provided, however, if the Indemnification Obligations are not paid within thirty (30) days of the date due, then the amount of principal and interest outstanding under this note shall be offset by the amount of unpaid Indemnification Obligations to the extent of actual reasonable costs incurred or paid that it was agreed to by the parties or judicially determined to be required.  If judicially determined that amounts were provided for indemnification to Company and Company affiliated parties that was not required to be paid, such amounts shall be reimbursed to Holder with interest.  Amounts to be indemnified shall first be covered under promissory note being executed on or around the same time as this Promissory Note No. 2 in an approximate amount of $1,539,719.

Promissory Note No. 2

4.         Upon payment in full of this Note, the original Note provided by the Company to the Holder shall be returned to the Company by the Holder for cancellation.

5.         Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon shall bear interest at the Default Rate.

6.         This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

7.         All payments made by Company under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

8.         If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day (“Business Day”).

9.         This Note shall be binding upon Company and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Holder may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Company.

10.       No provision of this Note shall alter or impair the obligation of Company to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

11.       Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Company, except where the failure to comply could not reasonably be expected to have a material adverse effect on Company.

12.       Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

Promissory Note No. 2

13.       The Company represents and warrants to Holder as follows:

(a)        The execution and delivery by Company of this Note (i) are within Company’s power and authority, and (ii) have been duly authorized by all necessary action.

(b)        This Note is a legally binding obligation of Company, enforceable against Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

14.       If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Company, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an “Acceleration”) (provided that upon the occurrence of an Event of Default described in Section 14(h) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a)        Company shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder, within five (5) days from the due date of such payment, and, in the case of up to two Interest payments, such payment shall not have been made within five (5) additional days following the five days from the due date of such payment (ten days in total); or

(b)        Company (or any of its subsidiaries) shall have breached in any material respect any covenant, term or condition in this Note or the Other Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days after written notice thereof has been provided by Holder to Company; or

(c)        any material representation or warranty of the Company (or any of its subsidiaries) made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made; or

(d)       the occurrence of an Event of Default (as defined in the Other Note) under the Other Note shall occur; or

Promissory Note No. 2

(e)        the occurrence of a Change of Control. “Change of Control” means the occurrence of any of the following events: (i) a change in the ownership of the Company which occurs on the date that any one Person, or more than one Person acting as a group (each a “Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total (a) voting power; or (b) economic rights, of the securities of the Company; provided, however, the purchase of more than fifty percent (50%) of the stock by a passive investor which does not result in a change in management or operations shall not be considered a “Change of Control”; (ii) the adoption of a plan of merger, reorganization or consolidation of the Company, or similar agreement, with any Person as a result of which the holders of the voting capital stock of the Company as a group and/or the holders of the economic interests of the Company, would receive less than 50% of the voting capital stock or economic interests of the surviving or resulting corporation or entity; or (iii) the occurrence of a transaction whereby, a change in the ownership of 75% or more of the Company’s assets on a consolidated basis will/has occurred, in one or a series of related transactions, including but not limited to, through any transaction or series of transactions involving a sale, disposition, license, gift or other transfer. For purposes of this definition, and as a non-exclusive example only, without limiting any other provision of this definition, Persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, reorganization, consolidation, purchase or acquisition of stock, or similar business transaction with the Company; or

(f)        the dissolution or liquidation of the Company; or

(g)        the distribution of any cash or other assets to the members of the Company, other than amounts to cover estimated taxes of the members, which shall not exceed 37.5% of each member’s estimated income for the year of distribution, without the prior written consent of the Holder; or

(h)        Company shall: (i) be adjudicated insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or (vii) Company shall take any action authorizing, or in furtherance of, any of the foregoing; or

Promissory Note No. 2

(i)         the Holder or its Board shall take any action authorizing, or in furtherance of, any of the foregoing.

The Company shall provide the Holder prompt written notice, but in no event later than three (3) days after, the occurrence of an Event of Default, including a description of the Event of Default which occurred.

In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

15.       Except as expressly provided otherwise in this Note, Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

16.       If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Company. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

17.       This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

Promissory Note No. 2

18.       It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

19.       The term “Company” as used herein in every instance shall include Company’s successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors, legal representatives and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.  As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

20.       Holder may not assign or pledge this Note and its rights hereunder without the prior written approval of Company which may be withheld in Company’s sole discretion. Company may not assign its obligations hereunder, whether by operation of law or otherwise, without the prior written approval of Holder which may be withheld in Holder’s sole discretion.

21.       Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

22.       If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Promissory Note No. 2

23.       No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

24.       Section 13.7 of the Redemption Agreement is incorporated by reference herein.

25.       The Note, the Other Note and the Redemption Agreement constitute the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersede all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

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Promissory Note No. 2

IN WITNESS WHEREOF, Company has duly executed this Promissory Note as of December 31, 2019, with an Effective Date as provided above.

“Company”

Lineal Star Holdings, LLC

By:	/s/ Timothy J. Connolly

Its:	Chief Executive Officer

Printed Name:	Timothy J. Connolly

Promissory Note No. 2